UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 4, 2017

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5    Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
As further described in Item 5.07 below, Fox Factory Holding Corp. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 4, 2017, at 1:00 p.m. Pacific Daylight Time. At the Annual Meeting, the Company’s stockholders approved the First Amendment to the Fox Factory Holding Corp. 2013 Omnibus Incentive Plan (the “2013 Omnibus Plan”) to (i) remove the limit on the aggregate number of restricted stock, restricted stock units and unrestricted stock awards available for issuance thereunder and (ii) remove the ability to recycle any shares underlying outstanding awards that are ultimately settled for cash (the “First Amendment”). The Company’s executive officers and directors, among others, are eligible to participate in the 2013 Omnibus Plan. Prior to the Annual Meeting, the Company’s Board of Directors adopted the First Amendment on March 15, 2017, subject to the approval of the Company’s stockholders. A description of the material terms and conditions of the 2013 Omnibus Plan are provided in the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission on March 23, 2017, and such description is incorporated herein by reference.

The foregoing summary of the First Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the 2013 Omnibus Plan, as amended by the First Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company a total of 37,210,918 shares of the Company's common stock were outstanding and entitled to vote as of March 6, 2017, the record date for the Annual Meeting. A total of 34,899,446 shares of the Company's common stock were present or represented by proxy at the Annual Meeting, representing approximately 93.79% of the shares outstanding and entitled to vote at the Annual Meeting, thus providing a quorum.

Set forth below are the matters acted upon by the stockholders and the number of votes cast with respect to each proposal, as certified by the inspector of elections.

Proposal No. 1: Election of Directors

The Company's stockholders elected Dudley Mendenhall to serve on the Company's Board of Directors as a Class I director, for a three year term, ending at the 2020 Annual Meeting of Stockholders, by the votes indicated below:

Director Nominee	For	Withheld	Broker Non-Votes
Dudley Mendenhall	28,882,006	5,292,111	725,404

Proposal No. 2: Ratification of Appointment of Independent Public Accounting Firm

The Company's stockholders ratified the appointment of Grant Thornton LLP as the Company's independent public accounting firm for the 2017 fiscal year by the votes indicated below:

For	Against	Abstain
34,412,505	485,906	1,110

Proposal No. 3: Approval of the First Amendment to the 2013 Omnibus Plan

The Company's stockholders approved the First Amendment to the 2013 Omnibus Plan by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
31,510,792	2,655,847	7,478	725,404

For more information regarding Proposals 1, 2 and 3, please refer to the Company's definitive proxy statement, as filed with the Securities and Exchange Commission on March 23, 2017.

Item 9.01     Financial Statements and Exhibits

(d)

10.1         2013 Omnibus Plan, as amended on May 4, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fox Factory Holding Corp.
Date:	May 8, 2017	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer and Treasurer